UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2009

BEYOND COMMERCE, INC.
(Exact name of registrant as specified in its charter)
Nevada	000-52490	98-0512515
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9029 South Pecos
Suite 2800
Henderson, Nevada 89074
(Address of principal executive offices, including zip code)

(702) 463-7000
(Registrant’s telephone number, including area code)

Copies to:

Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement

On April 9, 2009, Beyond Commerce, Inc. (“the Company” or “BYOC”) entered into the first tranche of a $1,000,000 financing (the “Financing”), with OmniReliant Holdings, Inc. (“Omni” or the “Holder”) pursuant to a purchase agreement whereby it sold to Omni a convertible original issue discount promissory note in the principal amount of $550,000 (the “First Note”), with the Company receiving proceeds of $500,000.  The First Note was convertible at any time at the option of the Holder at a conversion price of $1.00 and was due on May 9, 2009.  Omni also received warrants to purchase up to 500,000 shares of the Company’s Common Stock with an exercise price of $1.00.  Subsequently, on June 17, 2009, the Company entered into a second tranche of the Financing with Omni pursuant to a second purchase agreement whereby it executed a convertible original issue discount promissory note (the “Second Note”) in the principal amount of $575,000 payable to Omni, with the Company receiving proceeds of $500,000, with aggregate Financing proceeds totaling $1,000,000.  Pursuant to the terms of the Second Note, the Company promises to pay to the Holder $575,000 in cash on August 1, 2009. The Second Note is convertible at any time at a conversion price of $0.70 per share.

Payment of the Second Note is secured pursuant to a security interest and pledge agreement whereby Linlithgow Holdings LLC pledged 2,500,000 shares of BYOC common stock.  Further, as part of the consideration provided to the Holder for the Second Note, the Holder also received a warrant for the purchase of up to 700,000 shares of the Company’s common stock at an exercise price of $0.70 per share, with Omni receiving an aggregate of 1,200,000 warrants to purchase BYOC common stock. The warrants are exercisable, in whole or in part, any time from and after the date of issuance of the warrant to the five year anniversary of the date of issuance.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 17, 2009, the Company became obligated on the Second Note.  Please refer to Item 1.01 above for further information.

Item 9.01	Financial Statements and Exhibits

a)	Financial statements.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
10.1	Purchase Agreement dated June 17, 2009 by and between the Company and OmniReliant Holdings, Inc.
10.2	Note dated June 17, 2009 by and between the Company and OmniReliant Holdings, Inc.
10.3	Warrant dated June 17, 2009, by and between the Company and OmniReliant Holdings, Inc.
10.4	Security and Pledge Agreement dated June 17, 2009 by and between the Company and OmniReliant Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Beyond Commerce, Inc.

By:	/s/ Mark Noffke
Mark Noffke
Chief Financial Officer

Date: June 23, 2009